Exhibit 99.1

Janover Inc. Appoints Finance Veteran Bruce S. Rosenbloom, CPA as its Chief Financial Officer

Boca Raton, FL – September 07, 2023 – Janover Inc. (Nasdaq: JNVR) (“Janover” or the “Company”), an AI-enabled B2B fintech marketplace connecting commercial property borrowers and lenders with a human touch, today announced the appointment of Bruce S. Rosenbloom, CPA as Chief Financial Officer, effective September 07, 2023. Mr. Rosenbloom assumes the responsibilities formerly held by Mr. Patrick Stinus, Senior Vice President and Interim Chief Financial Officer, who resigned from his position(s) with the Company effective September 6, 2023.

Mr. Rosenbloom brings almost 27 years of accounting and corporate finance experience working with public and private companies. Most recently, Mr. Rosenbloom served as the Chief Financial Officer and Treasurer of PetMed Express, Inc. (Nasdaq: PETS) ("PetMed”). During his near 22-year tenure with PetMed, Mr. Rosenbloom executed financial strategies that resulted in annual revenue increasing from $10 million in 2001 to $273 million in 2022. Within the same time period, net income increased from a net income (loss) of $3 million to net income (gain) of $21 million. Prior to that, Mr. Rosenbloom was also a senior audit accountant for Deloitte & Touche LLP, where he was responsible for planning and conducting all aspects of audit engagements for clients in various industries. In 2018, Mr. Rosenbloom was selected as a South Florida Business Journal CFO of the Year award finalist. Mr. Rosenbloom, a certified public accountant, holds a Bachelor of Science degree in Accounting from Florida Atlantic University and a Bachelor of Arts degree in Economics from the University of Texas at Austin.

Blake Janover, CEO of Janover. “I am honored to announce the appointment of Bruce as our Chief Financial Officer, which is particularly timely as we enter the next phase of our growth. Bruce brings extensive corporate finance and capital markets experience. During his tenure at PetMed, Bruce was part of the leadership team that executed on a plan that resulted in an increase in revenue and profitability, which contributed to stock appreciation from $0.25 per share in 2001 to an all-time high of $57 per share in 2021, while returning more than $320 million to shareholders in the form of dividends and share buybacks over that same period. He developed financial infrastructure and internal controls necessary to support the company’s sales growth and leveraged technology and key personnel to instill a cost-conscience corporate culture to support the company’s long-standing history of profitability, resulting in PetMed becoming the leading profitable pharmacy within the pet industry.”

“We look forward to his insights and guidance on our corporate strategy and financial planning, as well as his involvement in helping maintain the highest levels of corporate governance. The Company and Board of Directors would also like to express our sincere gratitude and appreciation to Patrick Stinus for his significant contributions and his tremendous support as we prepared for and completed our recent IPO,” concluded Mr. Janover. Mr. Stinus's decision to resign is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Further to his engagement with the Company, Bruce Rosenbloom commented “I am extremely excited for the opportunity to be working with Blake, the Board, and the entire Janover team during this period of growth and transformation. I look forward to adding to the company's operational excellence in the fields of finance and accounting, budget and planning, corporate governance, and more. And, of course, I am eager to assist Janover in becoming the prominent B2B fintech marketplace for commercial financing.”

About Janover Inc.

Janover is a B2B fintech marketplace connecting commercial property borrowers and lenders with a human touch. The Company seeks to revolutionize the commercial real estate lending market by making it hyper-efficient, transparent, and accessible to all rather than the few. Through the Company’s online platform, it provides technology that connects commercial mortgage borrowers looking for capital to refinance, build, or purchase commercial property, including, but not limited to, apartment buildings, to commercial property lenders. Borrowers include, but are not limited to, owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners, which Janover believes represents a significant growth opportunity. Lenders include small banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, CMBS lenders, SBA lenders, and more. Additional information about the Company is available at: https://janover.co/.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These forward-looking statements include, without limitation, references to the Company’s expectations regarding the closing of the public offering and its anticipated use of net proceeds from the offering. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering, or factors that result in changes to the Company's anticipated use of proceeds. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. These and other risks and uncertainties are described more fully in the section captioned "Risk Factors" in the Company’s Registration Statement on Form S-1 related to the public offering (SEC File No. File No. 333-267907). As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: jnvr@crescendo-ir.com